Exhibit 10.3

                             PARTICIPATION AGREEMENT

                             Eugene Island Block 346
                             Eugene Island Block 347


     This Participation Agreement ("Agreement") is made and entered into effective as of the 15th day of March, 2007 (the "Effective Date"), by and between Newfield Exploration Company ("Newfield") and Ridgewood Energy Corporation ("Ridgewood"). Newfield and Ridgewood are also sometimes hereinafter referred to collectively as the "Parties" or individually as a "Party".


                                   WITNESSETH:

     WHEREAS, Apache Corporation ("Apache") owns one hundred percent (100%) record title interest in the following described portion of oil and gas lease and area:

     Oil and Gas Lease dated June 1, 1994, bearing serial number OCS-G 14482, by and between the United States of America, as Lessor, and Anadarko Petroleum Corporation and Phillips Petroleum Company, as Lessees, covering all of Block 346, Eugene Island Area, South Addition, OCS Leasing Map, Louisiana Map No. LA4A, containing approximately 5,000 acres more or less ("Apache Lease") and

     WHEREAS, Apache is willing to Farmout a portion of the Apache Lease to the Contract Area (hereinafter defined), INSOFAR AND ONLY INSOFAR AS said Apache Lease covers the West Half of the Southwest Quarter of the Northwest Quarter (W/2 SW/4 NW/4); the Southeast Quarter of the Southwest Quarter of the Northwest Quarter (SE/4 SW/4 NW/4); the Northwest Quarter of the Southwest Quarter (NW/4 SW/4) and the West Half of the Southwest Quarter of the Southwest Quarter (W/2 SW/4 SW/4) of said Apache Lease ("EI 346 Acreage").

     WHEREAS, Newfield owns one hundred percent (100%) record title interest in the following described portion of oil and gas lease and area:

     Oil and Gas Lease dated June 1, 2006, bearing serial number OCS-G 27919, by and between the United States of America, as Lessor, and Newfield Exploration Company, as Lessee, covering all of Block 347, Eugene Island Area, South Addition, OCS Leasing Map, Louisiana Map No. LA4A, containing approximately 5,000 acres more or less ("Newfield Lease") and

     WHEREAS, Newfield is willing to commit its interest in a portion of the Newfield Lease to the Contract Area INSOFAR AND ONLY INSOFAR AS said Newfield Lease covers the Southeast Quarter of the Northeast Quarter (SE/4, NE/4); the North Half of the Northeast Quarter of the Southeast Quarter (N/2 NE/4 SE/4); the Southeast Quarter of the Northeast Quarter of the Southeast Quarter (SE/4 NE/4 SE/4) and the East Half of the Southeast Quarter of the Southeast Quarter (E/2 SE/4 SE/4) of said Newfield Lease ("EI 347 Acreage").

     The alloquotted portions of the EI 346 Acreage and the alloquotted portions of the El 347 Acreage as described above are hereinafter referred to as the "Contract Area".

     WHEREAS, Newfield and Apache entered into that certain Option Agreement, dated September 14, 2006 ("Option Agreement"), which provided Apache the option to either (i) participate with Newfield in drilling a test well on the Contract Area or (ii) farmout the EI 346 Acreage within the Contract Area to Newfield. A copy of the Option Agreement is attached hereto as Exhibit "A";

     WHEREAS, pursuant to the Option Agreement, Apache has elected to farmout the Contract Area to Newfield, and Newfield has entered into a formal farmout agreement with Apache ("Farmout Agreement") covering the Contract Area, which provides that Apache shall reserve an overriding royalty interest ("ORRI") of 5.0% of 6/6ths, but proportionately in the event Apache owns less than one hundred percent (100%) of the record title and/or operating rights in the Contract Area which Newfield may earn. The Farmout Agreement is attached hereto as Exhibit "B";

     WHEREAS, Ridgewood agrees to bear a disproportionate share of drilling costs associated with the Initial Test Well (defined in Article 3 hereinbelow) in order to earn an interest in the Contract Area and the Newfield Lease, pursuant to the terms and conditions of this Agreement, the Option Agreement and the Farmout Agreement;

     WHEREAS, the Parties desire to enter into this Agreement to set forth the manner in which the cost of drilling, producing and operating wells, and the production from the Contract Area and the Newfield Lease and the interest in the Contract Area and the Newfield Lease shall be shared and/or owned.

     NOW, THEREFORE, for the consideration, being the mutual benefits and advantages accruing hereunder, the sufficiency of which is hereby acknowledged, the Parties agree as follows:


                       Article 1 - Interest of the Parties
                       -----------------------------------

     The costs, risk and liabilities associated with the exploration and development of the Contract Area and the Newfield Lease (including all wells, platforms, pipelines, facilities and equipment associated directly with the specified operations herein) and all oil and gas produced from wells drilled pursuant to the terms hereof, shall be borne and owned, subject to the terms and conditions set out herein, and unless otherwise agreed, by the Parties in accordance with the following percentage working interests ("Working Interests"):

           Party                            Working Interests
           -----                            -----------------

          Newfield                               50.00000%
          Ridgewood                              50.00000%*


*Subject to an obligation to pay a disproportionate share of Initial Test Well costs to Casing Point, as further described in Article 3.



    Participation Agreement-Eugene Island Block 346/347 dated March 15, 2007
           Newfield Exploration Company & Ridgewood Energy Corporation

                         Article 2 - Operating Agreement
                         -------------------------------

     2.1 Newfield is designated as the Operator of the Contract Area and the Newfield Lease, and all operations conducted on the Contract Area and the Newfield Lease shall be performed in accordance with and shall be subject to the terms and provisions of this Agreement, the Option Agreement, the Farmout Agreement and the Operating Agreement attached hereto as Exhibit "C" ("Operating Agreement"). The Parties shall execute the Operating Agreement simultaneously with this Agreement.


     2.2 Notwithstanding anything herein to the contrary, the non-consent penalties set forth in Article XII of the Operating Agreement shall not be applicable to drilling operations on the Initial Test Well, or substitute therefor, prior to the Parties drilling an Earning Well (as hereinafter defined).


                          Article 3 - Initial Test Well
                          -----------------------------

     3.1 On or before May 30, 2007, Newfield shall commence actual drilling operations for the Eugene Island 346 (OCS-G-14482) No. 7 Well at an approximate surface and bottomhole location of 6,150' FSL and 900' FWL of Eugene Island 346 ("Initial Test Well"). The Initial Test Well will be drilled in accordance with Newfield's AFE dated October 27, 2006, and shall be drilled to a proposed total depth of 12,890' TVD/MD, or to a depth sufficient to fully evaluate the "GA-1" Sand, whichever is lesser depth ("Contract Depth"). The "GA-1" Sand correlates to the shale interval which occurs at 10,550' MD (10,459' SSTVD) in the El 346, Anadarko Petroleum Corporation Well No. 1 ST-1 (OCS-G 14482).

     3.2 As additional consideration for the opportunity to earn its Working Interest in the Contract Area, the Parties will pay the following percentages of the costs to drill the Initial Test Well to Casing Point (as described in Article 3.3 below):

          Newfield             0%
          Ridgewood            100%


The dry hole well cost for the Initial Test Well is estimated to be $18,036,673.00 ("Dry Hole Cost") as outlined on the drilling authorization for expenditure ("AFE") for the Initial Test Well attached hereto as Exhibit "D". Ridgewood's disproportionate cost sharing will cease once cumulative costs and expenses for the Initial Test Well, and if drilled, the substitute well therefore, reach Casing Point or $18,000,000.00, whichever occurs first. Thereafter Newfield will bear its 50% and Ridgewood will bear its 50% share of subsequent costs, subject to the non-consent rights set out in the Operating Agreement.



    Participation Agreement-Eugene Island Block 346/347 dated March 15, 2007
           Newfield Exploration Company & Ridgewood Energy Corporation

     3.3 Casing Point is defined as that point in time when the Initial Test Well, or substitute well therefor, has been drilled to the Contract Depth, and all open-hole logs and all appropriate tests have been performed and delivered to the Parties, and a recommendation is made to (i) set casing and complete the well, (ii) plug and abandon the well or (iii) conduct other operations as provided within the priority of operations outlined within the Operating Agreement.

     3.4 If the Initial Test Well is either, i) unable to reach the Contract Depth due to encountering domal material, heaving shale, saltwater, salt or other impenetrable substance, or suffers any adverse condition (mechanical, structural, stratigraphic or otherwise) in drilling said well, which substance or condition cannot be overcome at a reasonable cost by means considered customary or ordinary in the industry; or, ii) plugged and abandoned as a dry hole, then any Party shall have the right to propose a substitute well in the same manner as provided for and defined in the Farmout Agreement. Ridgewood shall have the option, but not the obligation, to participate in such substitute well; however, if Ridgewood elects not to participate in a substitute well, it shall forfeit its rights under this Agreement, and in the Farmout Agreement. If actual drilling operations are commenced on the substitute well within ninety
(90) days from the date of rig release of the Initial Test Well, then said well shall be considered the Initial Test Well for purposes of this Agreement.


                 Article 4 - Assignment and Assumption of Rights
                 -----------------------------------------------

     4.1 Newfield will obtain Apache's written consent to assignment, by Newfield to Ridgewood, of a 50.00% interest in the rights, duties and obligations conferred by the Option Agreement and Farmout Agreement.

     4.2 Upon Ridgewood's participation pursuant to the terms and conditions set forth herein and in the Farmout Agreement, and upon the Parties drilling an Earning Well (as defined in the Farmout Agreement) and satisfying the Earning Requirements defined and set out in the Farmout Agreement, the Parties who participated in the Earning Well, and the full satisfaction of the Earning Requirements, shall receive from Apache, an assignment of their respective Working Interest shares of the operating rights interest in the Apache Lease within the Contract Area, from the surface down to the base of the deepest productive interval in said well and its stratigraphic equivalent, plus one hundred (100) feet. In addition, Ridgewood shall be entitled to an assignment of fifty percent (50%) of the Record Title interest in the entirety of the Newfield Lease provided it participates in the drilling of the Initial Test Well or substitute(s) thereof to Contract Depth as defined in the Farmout Agreement.

     4.3 The interest assigned to Ridgewood pursuant hereto shall be subject only to the federal 1/6th royalty (subject to any applicable royalty relief granted by the Minerals Management Service), and the Apache ORRI, and shall be free and clear of any other overriding royalty interest, production payments, or other burdens on production.



    Participation Agreement-Eugene Island Block 346/347 dated March 15, 2007
           Newfield Exploration Company & Ridgewood Energy Corporation

                       Article 5 - Ownership of Production
                       -----------------------------------

     Production from each well drilled on the Contract Area will be owned pursuant to the terms of this Agreement, the Farmout Agreement and the Operating Agreement.


                              Article 6 - Insurance
                              ---------------------

     In connection with any drilling and/or production operations on the Contract Area, the Operator shall carry the type and amount of insurance required by the Farmout Agreement and the Operating Agreement. No other insurance shall be required of the Operator hereunder.


                      Article 7 - Miscellaneous Provisions
                      ------------------------------------

     Additionally, Ridgewood commits to participate in the drilling of the West Cameron Block 296 Prospect pursuant to the terms of Letter Agreement dated November 28, 2006, between Newfield and Ridgewood.


                           Article 8 - Confidentiality
                           ---------------------------

     Except for required disclosures as provided in the Operating Agreement, or the Farmout Agreement, no Party shall release any geological, geophysical, or reservoir information or any logs or other information pertaining to the progress, tests, or results of any well drilled pursuant to this Agreement.


                              Article 9 - Conflicts
                              ---------------------

     Unless provided for otherwise in this Agreement, in the event of any conflict between the terms and conditions as set forth herein and the terms and conditions set forth in the Farmout Agreement, the terms and conditions set forth in the Farmout Agreement shall control. In the event of any conflict between the terms and conditions as set forth herein and the terms and conditions set forth in the Operating Agreement, the terms and condition set forth herein shall control.


                              Article 10 - Notices
                              --------------------

     All notices, requests or demands to be given under this Agreement shall be in writing and shall be deemed to have been given (i) three (3) business days after being sent by registered mail or certified mail, postage prepaid, or (ii) on the day sent, if hand delivered or sent by facsimile, with receipt confirmed and verbal confirmation, in each case addressed as follows or to such other address as may have been furnished in writing to the other Parties hereto in accordance herewith:



    Participation Agreement-Eugene Island Block 346/347 dated March 15, 2007
           Newfield Exploration Company & Ridgewood Energy Corporation

     If to Newfield:
     ---------------
     Newfield Exploration Company
     363 N. Sam Houston Pkwy. E., Suite 2020
     Houston, Texas 77060
     Attention: Ms. Christina Linscomb
     Office Phone: (281) 847-6074
     Fax Number:   (281) 405-4207

     If to Ridgewood:
     -----------------
     Ridgewood Energy Corporation
     11700 Old Katy Road, Suite 280
     Houston, Texas 77079
     Attn: Mr. Greg Tabor
     Office Phone: (281) 293-8449
     Fax Number:   (281) 293-7705


                          Article 11 - Topical Headings
                          -----------------------------

     Topical headings appearing at the top of each numbered article have been inserted for convenience only and are to be given no force or affect whatsoever in the interpretation of this Agreement.


                       Article 12 - Successors and Assigns
                       -----------------------------------

     This Agreement shall be binding upon each Party and their successors and assigns. An assignment by a Party of any lands affected by this Agreement shall be made expressly subject to, and the assignee shall expressly agree to assume and comply with, the terms and provisions of this Agreement, the Option Agreement, the Farmout Agreement and the Operating Agreement.


                       Article 13 - Counterpart Execution
                       ----------------------------------

     This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument. However, this Agreement shall not be effective as to any Party, until it has been executed by all Parties.



    Participation Agreement-Eugene Island Block 346/347 dated March 15, 2007
           Newfield Exploration Company & Ridgewood Energy Corporation

     IN WITNESS WHEREOF, this instrument is executed by each of the Parties on the dates noted below, but shall be effective as of the Effective Date hereinabove first written.



 WITNESSES:                               NEWFIELD EXPLORATION COMPANY

/s/ Christina Linscomb                    By:   /s/ W.M. Blumenshine
----------------------                          ----------------------
/s/ Rhoda Vaughn                          Name:     W.M. Blumenshine
---------------------                     Title:    Vice President - Land




WITNESSES:                                RIDGEWOOD ENERGY CORPORATION

Christina Linscomb                        By:   /s/ Randy Bennett
---------------------                           ----------------------
                                          Name:     Randy Bennett
                                          Title:    Land Manager






    Participation Agreement-Eugene Island Block 346/347 dated March 15, 2007
           Newfield Exploration Company & Ridgewood Energy Corporation

                                 [NEWFIELD LOGO]


                               September 14, 2006


Apache Corporation
2000 Post Oak Boulevard, Suite 100
Houston, TX 77056
Attn:   Mr. Darrell Donaldson

        Re:  Option Agreement
             Eugene Island Block 346
             Eugene Island Block 347
             Federal Offshore Louisiana

Dear Mr. Donaldson:

Newfield Exploration Company ("Newfield") hereby proposes that Apache Corporation ("Apache") as owner of Lease No. OCS-G 14482, Eugene Island Block 346, commit its interest in the West Half of the Southwest Quarter of the Northwest Quarter (W/2SW/4NW/4), the Southeast Quarter of the Southwest Quarter of the Northwest Quarter (SE/4SW/4NW/4), the Northwest Quarter of the Southwest Quarter (NW/4SW/4) and the West Half of the Southwest Quarter of the Southwest Quarter (W/2SW/4SW/4) of said lease ("EI 346 Acreage") and Newfield, as owner of Lease No. OCS-G 27919, Eugene Island Block 347, commit its interest in the Southeast Quarter of the Northeast Quarter (SE/4NE/4), North Half of the Northeast Quarter of the Southeast Quarter (N/2NE/4SE/4), Southeast Quarter of the Northeast Quarter of the Southeast Quarter (SE/4NE/4SE/4) and the East Half of the Southeast Quarter of the Southeast Quarter (E/2SE/4SE/4) of said lease ("Newfield Acreage") with the combined El 346 Acreage and Newfield Acreage being referred to herein as the ("Contract Area") under this option agreement ("Option Agreement") pursuant to the following terms and conditions:

1.   Well Proposal.

     a. Within thirty (30) days of full execution of this Option Agreement, Newfield shall hold a technical review meeting in its offices and provide Apache a prospect presentation, detailing Newfield's geological/geophysical evaluation of the Contract Area, including any prospect Newfield has identified and whether or not Newfield plans to drill same on the Contract Area. Said presentation shall include a review of Newfield's licensed seismic data which shall be subject to any restrictions imposed on the data to be shown to Apache by any applicable confidentiality, license or other agreement, under the terms of the Confidentiality Agreement attached hereto as Exhibit "A".

     b. Within thirty (30) days following the technical review, and after due consultation with Apache, Newfield may propose to Apache the drilling and evaluating of a well (the "Initial Test Well") at a location of its choice on the Contract Area to a minimum depth of 12,000' TVD, or a depth sufficient to test the equivalent shale interval as seen in the El 346 OCS-G 14482 No. 1 ST-1

                                   EXHIBIT "A"
                   Attached to and made a part of that certain
                     Participation Agreement dated effective
                         March 15, 2007, by and between
                        Newfield Exploration Company and
                          Ridgewood Energy Corporation
Newfield Exploration Company                   (281) 847-6000 Fax (281) 405-4242

Apache Corporation
September 14, 2006
Page 2

Well, whichever is the lesser depth ("Contract Depth"), and shall provide Apache with a proposed location, objective, cost estimate, AFE and well plan. The proposed target "GA-1" Sand should occur in a correlative position equivalent to a shale interval which occurs at 10,550' MD (-10,459' SSTVD) in the EI 346, Anadarko Petroleum Corporation Well No. 1 ST-1 (OCS-G 14482). Should Newfield not propose the Initial Test Well as provided in this paragraph, this Option Agreement will terminate on the thirtieth (30th) day after the technical review provided for in Paragraph l.a above.

     c. If Apache elects to participate pursuant to Article 2.a below and Newfield elects to process its production from the Initial Test Well or its substitute at Apache facilities or if the Initial Test Well or its substitute is drilled from an Apache owned platform, Newfield would drill and complete such well and thereafter Apache would become the operator. If Apache elects to farmout pursuant to Article 2.b below and the Initial Test Well is drilled from an Apache operated platform, Newfield would drill and complete such well and Apache would operate the production as a contract operator.

2. Apache Option. Apache shall have thirty (30) days from receipt of the proposal under Paragraph 1(b) within which to elect in writing to either:

     a. To participate in the drilling of the initial Well. If Apache decides to participate, then:

          (i) The Initial Test Well, subsequent wells and related development costs, if any, within the Contract Area, shall be funded fifty percent (50%) by Newfield and fifty percent (50%) by Apache; and,

          (ii) If the Initial Test Well, or its Substitute Well (as described in 4.a), is timely drilled to Contract Depth and qualifies as a well capable of producing in paying quantities in accordance with 30 CFR 250.115 or 30 CFR
250.116 and Newfield elects to complete said well, with the intention to produce hydrocarbons to sales (an "Earning Well"), Newfield shall earn an assignment of fifty percent (50%) of Apache's operating rights in the portion of the EI 346 Acreage comprising the Contract Area down to total depth drilled in said well and its stratigraphic equivalent plus one hundred (100) feet. Likewise, Apache shall be entitled to an equivalent assignment of operating rights in and to the Newfield Acreage; and,

          (iii) All operations will be governed by a mutually acceptable Operating Agreement covering the Contract Area limited in depth from the surface to the Contract Depth or to the top of salt, whichever is shallower, under which Newfield and Apache shall own their respective interests as set out above. The operator would be in accordance with Article 1.c. above.

     b. Or to farmout to Newfield the EI 346 Acreage within the Contract Area on the following terms and conditions:

          (i) Newfield shall be designated Operator of the Contract Area, except as to aliquots and/or wellbores associated with Apache's existing Eugene Island Block 346 production operations. In the event the Initial Test Well is drilled from an Apache owned platform, Apache would be designated contract operator of the production in accordance with Article l.c. above;

Apache Corporation
September 14, 2006
Page 3

          (ii) If the Initial Test Well, or its Substitute Well (as described in 4.a.), is an Earning Well, Newfield shall earn an assignment of one hundred percent (100%) of Apache's operating rights in the EI 346 Acreage from the surface down to total depth drilled in said well and its stratigraphic equivalent plus one hundred (100) feet. Apache shall retain a five percent of six-sixths (5.0% of 6/6ths) overriding royalty interest ("ORRI") in the EI 346 Acreage as to those depths included in the assignment of operating rights earned by Newfield. Newfield will also assign to Apache a five percent of six-sixths (5.0% of 6/6ths) ORRI in the Newfield Acreage from the surface down to a total depth drilled in the Earning Well and its stratigraphic equivalent plus one hundred (100) feet.

In the event Apache owns less than one hundred percent (100%) of the record title and/or operating rights interest in the EI 346 Acreage comprising the Contract Area, Apache's retained ORRI shall be proportionately reduced;

          (iii) Newfield will have the option to earn rights to deeper depths in the Contract Area by commencing drilling operations on or before six (6) months from the date on which the drilling rig is released from the Earning Well. Any such additional well to earn the deeper rights shall be drilled in accordance with the terms and conditions of this Option Agreement, except that the Contract Depth shall be revised, as appropriate. Failure to drill or participate in the drilling of an optional deeper test well during said period shall result in loss by Newfield of any option to earn such deeper rights. Notwithstanding anything herein to the contrary, Newfield shall not have the right to earn any depths below the top of salt and any farmout agreement entered into between Apache and Newfield shall be limited to those depths from the surface to the Contract Depth or the top of salt whichever is shallower.

3.   Production Handling.

     Newfield, subject to capacity limitations of the facilities located on Apache's Platform, shall have the option, but not the obligation, to process its Contract Area production through Apache's existing production handling facilities located on the Platform, under the terms of a mutually acceptable production handling agreement which shall incorporate, among other provisions, processing and handling rates of $.15/mcf for gas, $1.00/bbl for oil and condensate, $1.00/bbl for water, and $.05/mcf per stage of compression, if available and a monthly contract operating fee of $10,000.00 for the first well and $5,000.00 for each additional well for a manned -facility or $12,500.00 for the first well and $5,000.00 for each additional well for an unmanned facility (collectively "Fees"). In any month in which there is production from the Contract Area, if the Fees do not equal or exceed fifteen thousand dollars ($15,000.00) in any calendar month, then a minimum fee of fifteen thousand dollars ($15,000.00) shall be charged to Newfield in lieu of fees based upon throughput for such month, regardless of actual throughput. In any month in which there is no production from the Contract Area, the minimum monthly fee shall not exceed ten thousand dollars ($10,000.00). The Fees shall be adjusted on the first day of April of each year by multiplying the rate currently in use by the percentage increase in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The increase in the Fees will be prorated to the date of initial production during the first year of operation. Notwithstanding the above, in the event Apache determines in its sole judgment

Apache Corporation
September 14, 2006
Page 4

that it is uneconomic to continue to process Newfield's production at Apache's production facilities, then Apache may discontinue the production handling services upon sixty (60) days written notice to Newfield and the parties will attempt to negotiate a sale or platform sublease agreement to allow continued Contract Area production.

4. General Terms and Conditions. Whether Apache agrees to participate or to farmout under Paragraph 2, the parties agree that:

     a. Newfield will have the option to commence the drilling of another well (a "Substitute Well") in the event the Initial Test Well is unable to reach Contract Depth due to conditions beyond Newfield's control as a prudent operator, within ninety (90) days of the date the rig is released on the well. If the Initial Test Well, or any Substitute Well therefor, reaches Contract Depth but does not qualify as an Earning Well, Newfield shall have ninety (90) days after the plugging and abandonment of such well to commence the drilling of an additional well in an attempt to earn an interest in the Contract Area; and,

     b. Subject to weather conditions, rig availability and acquiring all necessary permits, Newfield must commence, or cause to be commenced, the drilling of the Initial Test Well within one hundred eighty (180) days after execution of this Option Agreement at a location of its choice on the Contract Area. Drilling of the Initial Test Well shall thereafter continue in a workmanlike manner to Contract Depth with the option to drill the Initial Test Well or subsequent wells to a deeper depth. Newfield's only penalty for failure to commence the Initial Test Well as provided herein shall be loss of all rights to earn an interest in the EI 346 Acreage.

     c. Newfield shall not earn an interest in nor assume any additional liability associated with any well, platform, facility, or pipeline currently located on the Contract Area, except as may be provided under any production handling agreement or platform sublease agreement that may be entered into pursuant to this Option Agreement. Apache shall retain one hundred percent (100%) of its rights and interests in any such well, platform, facility or pipeline currently located on the EI 346 Acreage including the obligation to abandon same.

     d. Newfield and Apache, if Apache elects to participate pursuant to Article
2. (a) above, shall not drill and produce, or cause to be drilled and produced, from the Contract Area any reserves that are being produced or capable of being produced by recompletion or other means of recovery from Apache's existing wells in the EI 346 Acreage. Likewise, Apache shall not drill and produce, or cause to be drilled and produced, any new wells on Eugene Island Block 346 which would compete with and drain reserves discovered by any wells drilled pursuant hereto on the Contract Area. Newfield shall not drill and produce or cause to be drilled and produced, any new wells on Eugene Island Block 347 which would compete with and drain reserves discovered by any wells drilled pursuant hereto on the Contract Area,

     e. Following Apache's election to farmout or participate in the drilling of the Initial Test Well, Newfield and Apache shall in good faith and in a timely manner negotiate and execute a comprehensive farmout agreement or operating agreement, as appropriate, consistent and in line with the terms hereof.

Apache Corporation
September 14, 2006
Page 5

     f. The terms of this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No assignment shall be effective without the prior written approval of the non-assigning party, which approval shall not be unreasonably withheld.

     g. Any assignment earned by Newfield pursuant to Article 2.a.(ii) or 2.b.(ii) of this agreement shall be without warranty of title, either express or implied, except for a limited warranty by, through or under Apache, but not otherwise. Any assignment earned by Apache pursuant to Article 2.a.(ii) of this agreement shall be without warranty of title, either express or implied, except for a limited warranty by, through or under Newfield, but not otherwise.

     h. For the purpose of giving notice of termination, or any other notice that may be necessary in the performance of this agreement, notice shall be deemed delivered when received. Notice shall be given at the following addresses until written notice is provided by either party to the other of a change of such address:

     Apache Corporation                         Newfield Exploration Company
     2000 Post Oak Blvd. Ste. 100               363 N. Sam Houston Parkway East,
     Houston, TX  77056                         Suite 2020
     ATTN: Mrs. Becky Harden                    Houston, TX  77060
     Phone: 713-296-6349                        ATTN: Mrs. Christina Linscomb
     Fax: 713-296-7024                          Phone: 281-847-6074
                                                Fax: 281-405-4207


If the terms and conditions described above are acceptable, please indicate your agreement by signing in the space provided below and returning a signed copy of this letter to the attention of the undersigned.

We appreciate your consideration of this proposal and look forward to hearing from you soon. This offer shall expire at 4:00 p.m. C.S.T. on September 22, 2006. If you have any questions, please feel free to contact Christina Linscomb at (281) 847-6074.

Sincerely,


/s/ John H. Jasek
John H. Jasek
General Manager - GOM

Apache Corporation
September 14, 2006
Page 6




AGREED AND ACCEPTED this 19th day of September, 2006.

APACHE CORPORATION



By:     /s/ C.R. Harden
        ---------------
          C.R. Harden
Title:  Attorney-In-Fact
        ----------------

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                                                       [APACHE CORPORATION LOGO]

2000 POST OAK BOULEVARD / SUITE 100 / HOUSTON, TEXAS 77056-4400
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                                                                  (713) 296 6000
                                                              WWW.APACHECORP.COM


February 28, 2007


Newfield Exploration Company
Attn: Ms. Christina B. Linscomb
363 N. Sam Houston Parkway East, Suite 2020
Houston, Texas 77060

Re:  Farmout Agreement
     OCS-G 14482
     Eugene Island Block 346
     Offshore Louisiana

Dear Chris,

Apache Corporation ("Apache") is the owner of the following oil and gas lease situated Offshore Louisiana ("Apache Lease"):

     OCS-G 14482, dated effective June 1, 1994, between the United States of America, acting through the Director, Bureau of Land Management, as LESSOR, and Anadarko Petroleum Corporation and Phillips Petroleum Company, as LESSEE, covering and affecting lands described as all of Block 346, Eugene Island Area, containing 5,000 acres, more or less; limited specifically to the West Half of the Southwest Quarter of the Northwest Quarter (W/2 SW/4 NW/4), the Southeast Quarter of the Southwest Quarter of the Northwest Quarter (SE/4 SW/4 NW/4), the Northwest Quarter of the Southwest Quarter (NW/4 SW/4) and the West Half of the Southwest Quarter of the Southwest Quarter (W/2 SW/4 SW/4) of Eugene Island Block 346, being hereinafter described as the "Farmout Area".

Newfield Exploration Company ("Newfield") is the owner of the following oil and gas lease situated Offshore Louisiana ("Newfield Lease"):

     OCS-G 27919, dated effective June 1, 2006, between the United States of America, acting through the Director, Bureau of Land Management, as LESSOR, and Newfield Exploration Company, as LESSEE, covering and affecting lands described as all of Block 347, Eugene Island Area, containing 5,000 acres, more or less; limited specifically to the Southeast Quarter of the Northeast Quarter (SE/4 NE/4), the Southeast Quarter of the Northeast Quarter of the Southeast Quarter (SE/4 NE/4 SE/4), the North Half of the Northeast Quarter of the Southeast Quarter (N/2 NE/4 SE/4) and the East Half of the Southeast Quarter of the Southeast Quarter (E/2 SE/4 SE/4) of Eugene Island Block 346.

                                   EXHIBIT "B"
                   Attached to and made a part of that certain
                     Participation Agreement dated effective
                         March 15, 2007, by and between
                        Newfield Exploration Company and
                          Ridgewood Energy Corporation

Newfield Exploration Company
February 28, 2007
Page 2 of 20


The Apache Lease and the Newfield Lease are hereinafter collectively described as the "Contract Area".

Upon acceptance of this Farmout Agreement ("Agreement"), Apache grants to Newfield the right to acquire one hundred percent (100%) of Apache's interests in the Farmout Area, under the terms and conditions set out below. Apache and Newfield are herein sometimes referred to collectively as "Parties" and individually as "Party".

Newfield represents and warrants to Apache that Newfield is duly qualified with the United States Minerals Management Service ("MMS") to do business in the Outer Continental Shelf, Gulf of Mexico.

This Agreement implements an election by Apache pursuant to that certain Option Agreement dated September 14, 2006, ("Option Agreement") between the Parties not to participate in Newfield's proposed OCS-G 14482 Well No. 7.

                                       I.
                                INITIAL TEST WELL
                                -----------------

     Subject to rig availability, weather conditions and acquiring all necessary permits, Newfield will commence or cause to be commenced the drilling of the OCS-G 14482 Well No. 7 ("Initial Test Well"), on or before May 30, 2007, at a surface and bottomhole location of 6,150' FSL and 900' FWL of Eugene Island Block 346. The well will be drilled in accordance with Newfield's AFE dated October 27, 2006, and to a proposed total depth of 12,890' TVD/MD or to a depth sufficient to fully evaluate the "GA-1" Sand whichever is lesser depth ("Contract Depth"). The "GA-1" Sand correlates to the shale interval which occurs at 10,550' MD (10,459' SSTVD) in the El 346, Anadarko Petroleum Corporation Well No. 1 ST-1 (OCS-G 14482).

     Newfield shall not commence operations under this Agreement until Apache has received a fully executed copy of this Agreement, Newfield has been designated as Operator for conducting operations under this Agreement, and Newfield has acquired all the necessary permits.

     The Initial Test Well, Subsequent Well(s) (defined in Section II below) or any Substitute Well (defined in Section II below) drilled under the terms of this Agreement, shall be drilled free of any cost and/or liability of any kind or character to Apache, and all risk, liability, costs or expenses incurred in connection with drilling, testing, completing, operating and associated tie-in of said well or wells and/or plugging or abandoning said well or wells shall be borne solely by Newfield.

     Newfield shall not be obligated to drill or commence drilling the Initial Test Well or any other well under the terms of this Agreement. If Newfield fails

Newfield Exploration Company
February 28, 2007
Page 3 of 20


to timely commence drilling the Initial Test Well, Newfield will suffer no penalty other than the forfeiture of all rights under this Agreement.

                                       II.
                     SUBSTITUTE WELL and SUBSEQUENT WELL(S)
                     --------------------------------------

     If, during the drilling of the Initial Test Well, or a Substitute Well (defined in this paragraph), Newfield is unable to reach Contract Depth due to conditions beyond Newfield's control, which in the opinion of a reasonably prudent Operator under the same or similar conditions would render further drilling impracticable or hazardous, and such condition prevents further drilling of the well, Newfield may commence a "Substitute Well", provided actual drilling of this Substitute Well is commenced within ninety (90) days after release of the drilling rig used for the Initial Test Well or any Substitute Well, and is drilled pursuant to all the terms and provisions of this Agreement applicable to the well for which it is substituted.

     If the Initial Test Well or any Substitute Well therefore, reaches Contract Depth but does not qualify as an Earning Well as described in Section III below, Newfield shall have the continuing right to drill "Subsequent Well(s)" on the Contract Area provided that each such Subsequent Well shall be subject to all the terms and provisions of this Agreement, and further provided that Newfield commences actual drilling operations on such Subsequent Well within ninety (90) days from plugging and abandonment of the prior well. In the event Newfield does not commence a Substitute Well or Subsequent Well within the applicable ninety
(90) day period, this Agreement and Contract Area and all the terms and conditions contained herein shall terminate except for Newfield's obligation to plug and abandon any wells and/or platforms drilled and/or installed on the Contract Area by Newfield,

     Newfield will have the option to earn rights to deeper depths in the Contract Area by commencing drilling operations on or before one hundred eighty
(180) days from the date on which the drilling rig is released from the Earning Well. Any such "Additional Well" to earn the deeper rights shall be drilled in accordance with the terms and conditions of this Agreement. Failure to drill or participate in the drilling of an Additional Well during said period shall result in loss by Newfield of any option to earn such deeper rights. Notwithstanding anything contained herein to the contrary, Newfield shall not have the right to earn any depths below the Deepest Earning Depth (defined in Section III below).

     Notwithstanding anything herein to the contrary, Newfield shall not have the right to drill any Substitute Well, Subsequent Well or Additional Well from Apache's Eugene Island Block 346 "A" platform ("Platform") located at 3,298' FNL and 3,543' FWL of Eugene Island 346.

                                      III.
                                 INTEREST EARNED
                                 ---------------

     Should Newfield drill the Initial Test Well or a Subsequent Well (or a Substitute Well for either the Initial Test Well or a Subsequent Well) to the Contract Depth, comply with the terms of this Agreement, and obtain MMS

Newfield Exploration Company
February 28, 2007
Page 4 of 20


determination that said well is a well capable of commercial production as provided under 30 CFR ss.250 115 or 116 and Newfield commences actual production within one hundred eighty (180) days of release of the drilling rig, or failing to obtain this determination, should Newfield elect to complete the well and equip same for the production of oil and/or gas in commercial quantities and Newfield commences actual production within one hundred eighty (180) days of release of the drilling rig, then said well shall be deemed the "Earning Well" and Apache shall execute and deliver an "Assignment" assigning to Newfield an interest in the operating rights to the Farmout Area. The Assignment shall:

A. Be prepared by Apache and delivered to Newfield within sixty (60) days of a well being deemed an Earning Well, with the effective date of the Assignment being the date that the well is deemed an Earning Well.

B. Be without warranty of title, statutory, express or implied, other than by, through and under Apache, and subject to all terms and conditions contained in all contracts (including but not limited to that certain Oil Purchase and Sale Agreement between Anadarko Petroleum Corporation and Texaco Trading and Transportation Inc. dated December 23, 1995) and agreements (recorded and unrecorded) attributable to the assigned interest, to the MMS reserved royalty interest, and the overriding royalty interest reserved by Apache as provided in Section III.(F) below and any overriding royalty interest or similar burdens affecting the Contract Area and filed of record as of December 5, 2006. Newfield acknowledges that it has reviewed Apache's files and is familiar with the Apache Lease and all agreements relating to the Farmout Area and takes cognizant of all matters relating to same.

C.   Be subject to the approval of the authorized officer of the MMS.

D. Convey to Newfield one hundred percent (100%) of Apache's interest in and to the operating rights in the Farmout Area, from the surface down to the stratigraphic equivalent of the total depth drilled in the Earning Well plus one-hundred feet (100'), but in no event deeper than the top of salt. "Deepest Earning Depth" is defined as Contract Depth plus one hundred feet (100') or the top of salt, whichever is shallower.

E. Reserve to Apache all rights to drill through the Farmout Area in order to explore, develop and/or operate all rights owned by Apache below the Contract Area or on lands pooled, or to be pooled, unitized or communitized therewith.

F. Reserve to Apache an overriding royalty interest in the Apache Lease, including the Earning Well, of five percent of six-sixths (5.0% of 6/6ths) of all liquid and/or gaseous hydrocarbon substances produced and/or saved, either through testing or production on the Apache Lease.

     Simultaneously with Apache's execution of the Assignment, Newfield shall assign to Apache an overriding royalty interest of five percent of

Newfield Exploration Company
February 28, 2007
Page 5 of 20


     six-sixths (5 0% of 6/6ths) of all liquid and/or gaseous hydrocarbon substances produced and/or saved, either through testing or production on the Newfield Lease.

     Both the overriding royalty reserved by Apache on the Apache Lease and the overriding royalty assigned to Apache on the Newfield Lease shall be collectively referred to as the overriding royalty interest ("ORRI").

G. Apache's ORRI shall be computed in the same manner and paid at the same time as the Lessor's royalty under the Apache Lease and the Newfield Lease and shall be free and clear of all royalty (other than MMS royalty), overriding royalty, and other burdens associated with production and all costs and expenses of drilling and production, except that the ORRI shall be charged with and bear its proportionate part of ad valorem, production, severance, excise, and other similar taxes on production. In the event the interest owned by Apache in the Farmout Area is less than a full leasehold interest, then the overriding royalty interest retained by Apache in the Apache Lease and the interest earned by Newfield shall each be proportionately reduced.

H. Newfield shall not earn an interest in nor assume any additional liability associated with any well, platform, facility or pipeline currently located on the Farmout Area, except as provided in the PHA, as herein defined. Newfield shall not drill and produce or cause to be drilled and produced, from the Contract Area, any reserves that are being produced or capable of being produced from Apache's existing wells in the Contract Area or wells drilled in the Contract Area pursuant to this Agreement by recompletion of existing wells or the drilling of new wells for reserves that are capable of being produced in existing wells. Apache shall not drill and produce or cause to be drilled and produced, any new wells or the sidetrack of an existing well on the Contract Area, which would compete with and drain reserves discovered by any wells drilled hereunder pursuant to this Agreement.

I. In the event Newfield fails to commence production from the Earning Well within one (1) year from rig release on the Earning Well then, unless Newfield can demonstrate a good faith effort on its part in attempting to initiate the sale of production from the Contract Area, the Contract Area shall terminate and Newfield will reassign to Apache any interest assigned to Newfield in the Farmout Area.

J. Upon the total cessation of production from all wells drilled under this Agreement for a consecutive period of one hundred twenty days (120) days, during which period of time no operations are being conducted on the Contract Area in a good faith effort to re-establish production, the Contract Area shall terminate and at the request of Apache Newfield will re-assign to Apache any interest earned under this Agreement unless Newfield can demonstrate to Apache that reasonable circumstances exist which prohibit Newfield from conducting operations to re-establish production, but that Newfield is preparing to conduct such operations no later than one hundred fifty (150) days following such total cessation of production. Additionally, Apache will re-assign to Newfield any

Newfield Exploration Company
February 28, 2007
Page 6 of 20


     overriding royalty interest previously assigned to Apache by Newfield pursuant to III. F. above.

K. Any interest assigned from Newfield to Apache shall be free and clear of any liens, claims, encumbrances or any other burdens created by, through or under Newfield, but shall be subject to the interests reserved herein by Apache and all burdens of record as of December 5, 2006.

                                       IV.
                               PRODUCTION HANDLING
                               -------------------

     Newfield, subject to capacity limitations of the facilities located on the Platform, shall have the option, but not the obligation, to process its production from the Contract Area ("Farmout Production") through Apache's existing production handling facilities located on the Platform, under the terms of a mutually acceptable production handling agreement ("PHA") which shall incorporate, among other provisions, processing and handling rates of $.15/mcf for gas, $1.00/bbl for oil and condensate, $1.00/bbl for water, and $.05/mcf per stage of compression, if available and a monthly contract operating fee of $10,000.00 for the first well and $5,000.00 for each additional well for a manned facility or $12,500.00 for the first well and $5,000.00 for each additional well for an unmanned facility (collectively "Fees"). In any month in which there is Farmout Production, if the Fees do not equal or exceed fifteen thousand dollars ($15,000.00) in any calendar month, then a minimum fee of fifteen thousand dollars ($15,000.00) shall be charged to Newfield in lieu of fees based upon throughput for such month, regardless of actual throughput. In any month in which there is no Farmout Production, the minimum monthly fee shall not exceed ten thousand dollars ($10,000.00). The Fees shall be adjusted on the first day of April of each year by multiplying the rate currently in use by the percentage increase in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown published by the United States Department of Labor, Bureau of Labor Statistics. The increase in the Fees will be prorated to the date of initial Farmout Production during the first year of operation. Notwithstanding the above, in the event Apache determines in its sole judgment that it is uneconomic to continue to process Newfield's Farmout Production at Apache's production facilities, then Apache may discontinue the production handling services upon sixty (60) days written notice to Newfield and the parties will attempt to negotiate a sale or platform sublease agreement to all continued Farmout Production from wells drilled pursuant to this Agreement. The PHA shall provide that in the event such an agreement cannot be reached, then Apache shall designate Newfield as operator of the necessary Platform and facilities to enable Newfield to continue to process and handle its Farmout Production and in lieu of any fees under the PHA, Newfield shall bear and pay all actual LOE incurred in operating and maintaining the relevant Platform and facilities until Newfield's Farmout Production has depleted and Newfield has plugged and abandoned its wells at which time Apache shall be responsible for the plugging and abandonment of its wells and for the removal of its Platform. Newfield shall be responsible for all maintenance and repairs of the Platform, the facilities and its wells during Newfield's operation of the Platform and facilities. Newfield shall also be responsible for emergency and spill response as

Newfield Exploration Company
February 28, 2007
Page 7 of 20


required by regulatory authorities and shall be responsible for regulatory report while such Platform and facilities are operated by Newfield. NEWFIELD SHALL DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS APACHE FROM AND AGAINST ANY SUCH DUTIES, RESPONSIBILITIES AND LIABILITIES.

     In the event installation of additional facilities for the separation, dehydration, compression, water disposal, measurement and sales ("Processing") of the Farmout Production or any modifications or upgrades to the Platform are necessary for the Processing of the Farmout Production, Newfield will incur all costs associated with such modifications and/or upgrades.

     In the event Apache's production of oil and gas from the Platform is interrupted for a period exceeding forty-eight (48) consecutive hours for each interruption as a result of Newfield's operations including but not limited to construction, installation, maintenance, well abandonment operations or removal of any facilities which belong to Newfield, then Newfield shall make a payment ("Downtime Fee") to Apache within thirty (30) days of receipt of a bill with supporting information from Apache. The Downtime Fee is to be calculated according to the number of hours of downtime per downtime event exceeding forty-eight (48) consecutive hours on the basis of Apache's average daily production for the previous forty-five (45) days and on the basis of the average published commodity price, for like kind and grade of product, which would have been received during such downtime period, as follows:

     (A x B) x (C) divided by (45 x 24)

     Where:    A  =  number of hours of downtime after consecutive forty-eight
                     (48) hour free period
               B  =  total daily production for previous forty-five (45) days
               C  =  Apache's average commodity sale price during downtime period

                                       V.
                            INFORMATION REQUIREMENTS
                            ------------------------

Newfield shall deliver to Apache, free of cost, the information set out in Exhibit "A", attached hereto, and all other geological and geophysical, engineering, technical, production test, exploratory, and reservoir information, and any logs or other information and data that Newfield might acquire from the Initial Test Well or any other well drilled by Newfield on the Contract Area but only to the extent that such information is not restricted by licensing agreements. Delivery of such information to Apache shall be a condition of Newfield earning the Assignment provided for in Section III.

                                       VI.
                                 CONFIDENTIALITY
                                 ---------------

A. The term "Confidential Information" shall include any geological, geophysical, engineering, technical, production test, exploratory, or reservoir information, or any logs or other information delivered to

Newfield Exploration Company
February 28, 2007
Page 8 of 20


     Apache by Newfield pursuant to Section V above. Confidential Information shall be the property of the Parties and shall be maintained by Apache as confidential for a period of two (2) years from the effective date of this Agreement or until such information is made public by a governmental authority, whichever is earlier. Each Party shall use at least the same degree of care in protecting the Confidential Information as it uses in protecting its own proprietary materials.

B. Apache shall not have any obligation to limit disclosure or use of any portion of Confidential Information which:

     1.   Is already in Apache's possession prior to receipt hereunder;

     2. Is now in or hereafter becomes publicly available through no fault of Apache;

     3. Is disclosed to Apache without obligation of confidence by a third party which has the right to make such disclosure; or

     4. Is independently developed by or for Apache without reference to Confidential Information received under this Agreement.

C. Any Party may make Confidential Information available to third parties without the consent of the other Party as follows:

     1. To a consultant or engineering firm for hydrocarbon reserve or other technical evaluation, analysis or interpretation or for reprocessing, provided that such consultant or engineering firm is not allowed to retain a copy of the Confidential Information after completion of its services and agrees in writing to treat it as confidential.

     2. To show, but not provide copies, to a third party with which a Party is negotiating sale of all or part of its interest in the Contract Area, or a possible merger or consolidation or sale of its business operations; provided that such third party or parties agree in writing, to hold all such Confidential Information in confidence. In the event of completion of a transaction contemplated by this Section VI.C.2., a copy of all Confidential Information may be provided to the successor in interest of such Party and such Party may also retain copies of the Confidential Information with all the rights and obligations which it had prior to the completion of the transaction.

     3. To show and provide copies of the Confidential Information to affiliates or financial institutions provided that such affiliates or financial institutions agree to be bound by the confidentiality provisions of this Agreement.

Newfield Exploration Company
February 28, 2007
Page 9 of 20


     4. To show the Confidential Information to and provide copies thereof to agencies of federal and state governments having jurisdiction to the extent required by applicable law, rule or regulation, provided that such Party shall take all actions to require the confidential treatment of the Confidential Information which must be disclosed.

                                      VII.
                                CONSENT TO ASSIGN
                                -----------------

     Except for assignments to affiliates of Newfield, internal partners of Newfield or financial institutions as part of a financing arrangement, Newfield may not assign any rights Agreement without the prior written consent of Apache, and any assignment made without such consent shall be void. Such request shall contain the name, address and percentage of participation of the proposed assignee. Should Newfield request Apache's consent to assign to a willing and financially able party, Apache's consent shall not be unreasonably withheld. Notwithstanding Apache's consent to assign, Newfield shall remain fully liable to Apache for the performance of all obligations incurred prior to the effective date of the Assignment under this Agreement. All assignments shall be made expressly subject to this Agreement and Apache shall not be under any obligation to recognize any assignment of this Agreement pursuant to the terms hereof unless and until it has received from Newfield a true and correct copy of same and assignee has ratified this Agreement.

                                      VIII.
                                    INDEMNITY
                                    ---------

     NEWFIELD SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD APACHE, ITS AFFILIATES AND CONTRACTORS, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, OR REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, SUCCESSORS AND ASSIGNS HARMLESS, TO THE MAXIMUM EXTENT PERMITTED BY LAW, FROM AND AGAINST ANY CLAIMS, LIABILITIES, AND LOSSES FOR INJURY, DEATH OR DAMAGE OF EVERY KIND AND CHARACTER TO PERSONS, PROPERTY OR THE ENVIRONMENT (INCLUDING, BUT NOT LIMITED TO THE COST OF LITIGATION AND ATTORNEY'S FEES INCURRED IN CONNECTION WITH THE SAME) ARISING OUT OF OR IN CONNECTION WITH NEWFIELD'S OPERATIONS UNDER THE TERMS OF THIS AGREEMENT, OR NEWFIELD, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, SUCCESSORS, AND ASSIGNS; PROVIDED THAT IF ANY SUIT IS FILED ON ANY CLAIM, NEWFIELD SHALL IMMEDIATELY NOTIFY APACHE AND PERMIT APACHE TO PARTICIPATE IN THE DEFENSE THEREOF WITHOUT WAIVER OR IMPAIRMENT OF NEWFIELD INDEMNITIES TO APACHE; HOWEVER, THE ABOVE SHALL NOT APPLY TO APACHE IN THE EVENT OF APACHE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Newfield Exploration Company
February 28, 2007
Page 10 of 20


                                       IX.
                            ASSUMPTION OF LIABILITIES
                            -------------------------

     It is understood that Newfield shall assume all duties, responsibilities and liabilities in connection with all of its operations on the Contract Area limited to the interests subject to this Agreement, and that Newfield shall perform all duties and make any and all filings and reports as necessary and obtain all necessary permits in connection with the drilling and plugging and abandoning of any well or wells drilled under the terms of this Agreement. NEWFIELD DOES HEREBY AGREE TO DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS APACHE FROM AND AGAINST ANY SUCH DUTIES, RESPONSIBILITIES AND LIABILITIES.

     Although Apache, as the current Operator of the Farmout Area, will provide Newfield copies of permits and site data (including any shallow hazard surveys, bathymetry reports, and soil boring reports) if and when available, APACHE MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND HEREBY EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES, AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, PERMITS OR DATA SO FURNISHED. NEWFIELD HEREBY EXPRESSLY ASSUMES THE RISK OF THE INACCURACY OR INCOMPLETENESS OF SUCH INFORMATION, PERMITS OR DATA, WAIVES ANY CLAIMS AGAINST APACHE REGARDING SUCH INFORMATION, PERMITS OR DATA, AND ACKNOWLEDGES THAT, WITHOUT SUCH WAIVER, APACHE WOULD NOT FURNISH SUCH INFORMATION, PERMITS OR DATA.

     Notwithstanding the above, neither Party hereto shall be liable in an action initiated by one (1) against the other for special, indirect, consequential, exemplary or punitive damages resulting from or arising out of this Agreement, including, without limitation, loss of profit or business interruptions, however same may be caused.

                                       X.
                                SEVERAL LIABILITY
                                -----------------

     The Parties hereby agree that the respective obligations and liabilities of the Parties under this Agreement shall be several, not joint or collective, and each Party shall be responsible for its own obligations. It is not the intention of the Parties to create, nor shall this Agreement be construed as creating, a mining or other partnership, agency or association between the Parties or liable as partners, agents or associates.

                                       XI.
                                   COMPLIANCE
                                   ----------

     Newfield shall comply with the laws and regulations applicable to any activities carried out by Newfield under the provisions of this Agreement and any amendments hereto. Newfield agrees to immediately notify Apache of any material failures to comply with applicable laws or regulations, AND AGREES TO

Newfield Exploration Company
February 28, 2007
Page l1 of 20


RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS APACHE FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DEMANDS, ORDERS, JUDGMENTS, NOTICES, DAMAGES OR OTHER MATTERS, WHETHER SIMILAR OR DISSIMILAR IN NATURE WHICH MAY ARISE FROM NEWFIELD'S FAILURE TO COMPLY WITH SUCH LAWS AND REGULATIONS.

                                      XII.
                                    INSURANCE
                                    ---------

     During the term of this Agreement, Newfield shall maintain insurance coverage, with reasonable deductibles and insurers acceptable to Apache, as set forth in Exhibit "B". Newfield also require its contractors and subcontractors to carry prudent insurance coverage for the types of operations undertaken. Any deficiencies in the insurance policies of Newfield's contractors and subcontractors shall be the sole responsibility of Newfield. It is expressly understood and agreed that the coverages required in Exhibit "B" represent Newfield's minimum insurance requirements and are not to be construed to fund or limit the liability or any indemnity obligations that are undertaken by Newfield in this Agreement.

     With respect to the liabilities assumed in this Agreement, the insurers of the specified policies of insurance hereunder, including those insurance policies required of Newfield's contractors and/or subcontractors, shall waive their rights of subrogation against Apache, their subsidiary and affiliated companies, their directors, officers, employees, agents, representatives, invitees, co-lessees, co-owners, partners, joint venturers, contractors and subcontractors, and their insurers, and each of their respective successors, spouses, relatives, dependents, heirs and

     With respect to the liabilities assumed in this Agreement, the insurers of the specified policies of insurance required hereunder shall include Apache and their subsidiary and affiliated companies as additional insureds. However, this provision shall not apply to the Workers' Compensation policies of either Newfield or of its contractors and/or subcontractors.

     Prior to any work commencing under this Agreement, Newfield shall furnish Apache with certificates of insurance indicating that the required insurance policies are in full force, and that such policies shall not be cancelled without thirty (30) days prior written notice to Apache.

                                      XII.
                               REPORTING ACCURACY
                               ------------------

     All financial settlements, billings and reports rendered to Apache by Newfield and all bills given to Newfield by Apache pursuant to this Agreement and/or any amendments, shall reflect properly the facts about all activities and transactions. Each Party agrees to notify the other Party promptly upon discovery of any instance where it has reason to believe data supplied is no longer accurate or complete.

Newfield Exploration Company
February 28, 2007
Page 12 of 20


                                      XIV.
                                  AUDIT RIGHTS
                                  ------------

     Apache, upon written notice to Newfield, shall have the right, for a period of twenty-four (24) months from the end of the calendar year in which a payout statement or ORRI disbursement is or should have been received, to audit Newfield's records of all proceeds, operating expenses and any other data or information attributable to such payout statement, ORRI disbursement and the rights of Apache pursuant to this Agreement.

                                       XV.
                                  WELL TAKEOVER
                                  -------------

     If, at any time, Newfield elects to permanently abandon any well drilled under this Agreement, then Apache shall have the option to take over said well for any purpose. If Newfield elects to abandon such a well, it shall give notice to Apache within forty-eight (48) hours (inclusive of weekends and holidays) of making its decision to so abandon. Within ten (10) business days after receipt of such notice, or if a drilling rig is on location, within forty-eight 48) hours, exclusive of weekends and holidays, Apache shall notify Newfield whether it elects to exercise its option. Failure to respond timely shall be deemed a negative election.

     If Apache exercises the option to take over the well, it shall be entitled to operate the well in conjunction with any facilities which are or would have been connected with operation of the well, and Apache shall further be entitled to produce the well from any zone, formation, or reservoir previously encountered in the well to be taken over whether or not the zone, formation, or reservoir has been previously completed. In the event Apache exercises such well takeover option, it shall pay Newfield the salvage value of the well and associated equipment (including the salvage value of the platform and facilities associated with the well), if any, less the estimated costs of salvaging and shall thereafter assume all further risk, responsibility and expense of plugging and abandoning the well. If Apache elects not to take over the well, then Newfield shall thereafter promptly plug and abandon it and any associated flowline or pipeline in accordance with all rules and regulations of the MMS.

                                      XVI.
                              RIGHTS TO PRODUCTION
                              --------------------

     Each Party shall own and have the right to receive in-kind and to separately dispose of its proportionate share of the oil and gas production from the Contract Area.

                                      XVII.
                           LEASE MAINTENANCE PAYMENTS
                           --------------------------

     Prior to the time Newfield receives an Assignment under this Agreement, Apache shall pay any rentals and/or minimum royalty necessary to perpetuate the Apache Lease. Subsequent to such Assignment, Apache will continue to make such payments; provided however, Apache may be relieved of such obligation at such

Newfield Exploration Company
February 28, 2007
Page 13 of 20


time as all wells on the Apache Lease in which Apache has a working interest are no longer capable of producing in Apache's sole judgment and Apache gives Newfield notice at least sixty (60) days prior to any payment due date, and thereafter Newfield shall be responsible for such payments. Any payments made by Apache prior or subsequent to any Assignment hereunder, shall be reimbursed to Apache by Newfield within thirty (30) days of its receipt of invoice for such payment. Upon the written request of a non-paying Party, the Party responsible for making the rental or minimum royalty payments shall provide proof of any such payment.

                                     XVIII.
                                 APPLICABLE LAW
                                 --------------

     THE APACHE LEASE AND NEWFIELD LEASE AND ALL OPERATIONS CONDUCTED HEREUNDER BY NEWFIELD SHALL BE SUBJECT TO ALL VALID AND APPLICABLE FEDERAL LAWS, RULES, REGULATIONS AND ORDERS ("FEDERAL LAW"). TO THE EXTENT REQUIRED BY FEDERAL LAW, THE LAWS OF THE STATE ADJACENT TO THE LEASE SHALL APPLY. THIS AGREEMENT SHALL OTHERWISE BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCLUSIVE OF ANY PROVISIONS THAT WOULD DIRECT THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION. In the event this Agreement or such operations, or any part thereof, contemplated hereby are found to be inconsistent with or contrary to any such laws, rules, regulations or orders, the laws, rules, regulations or orders shall be deemed to control and this Agreement shall be regarded as modified accordingly and as so modified shall continue in full force and effect.

                                      XIX.
                                  MISCELLANEOUS
                                  -------------

A. Except as otherwise provided for in this Agreement, this Agreement contains and comprises the entire agreement between the Parties regarding the Apache Lease, Newfield Lease and Contract Area and supersedes any previous negotiations or documents related thereto. Any amendments, changes or modifications to the rights and obligations of the Parties hereto shall be in writing and shall be effective only when agreed in writing by all Parties. Apache makes no warranty, statutory, express or implied, with respect to its ownership in the Apache Lease, except by, through or under Apache.

B. The section headings used herein are for convenience only and shall not be construed as having any substantive significance or as indicating that all of the provisions of this Agreement relating to any particular topic are to be found in any particular section.

C. All notices given hereunder, except information as specified in Exhibit "A", shall be given to the Parties at the following addresses:

Newfield Exploration Company
February 28, 2007
Page 14 of 20


                        Apache Corporation
                        2000 Post Oak Blvd, Suite 100
                        Houston, Texas 77056
                        Attn: Land Manager - Gulf Coast Region
                        Telephone:   (713) 296-6349
                        Facsimile:   (713) 296-7024

                        Newfield Exploration Company
                        363 North Sam Houston Pkwy. E., Suite 2020
                        Houston, Texas 77060
                        Attn: Ms. Christina Linscomb
                        Telephone:   (281) 847-6074
                        Facsimile:   (281) 405-4207

     All notices hereunder shall be deemed given for all purposes if in writing and delivered personally, sent by documented mail or overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number set forth above, and deemed delivered when received.

D. All obligations imposed by this Agreement on each Party, except for the payment of money and providing of indemnification, shall be suspended and all periods of time for exercising any rights hereunder shall be extended while compliance is prevented, in whole or in part, by a labor dispute, fire, food, hurricane, war, civil disturbance, or act of God; by laws; by governmental rules, regulations, or orders; by governmental action or governmental delay; by inability to obtain a rig or secure materials; or by any other cause, whether similar or dissimilar, beyond the reasonable control of the said Party; provided, however, that performance shall be resumed within a reasonable time after such cause has been removed; and provided further that no Party shall be required against its will to settle any labor dispute ("Force Majeure"). Whenever a Party's obligations or rights are suspended or extended hereunder, such Party shall immediately notify the other Party, giving full particulars of the reason for such suspension or extension, and such Party shall hereafter diligently endeavor to remove or correct the cause of such Force Majeure event as soon as reasonably possible: If necessary to maintain the Apache Lease in full force and effect, Apache will provide Newfield with all reasonable assistance in filing for and seeking MMS approval of a Suspension of Operations/Production ("SOP") (or such other documents, applications and requisite governmental permits) to cover a time period adequate to allow Newfield to obtain all necessary drilling permits and until a rig is in place. In the event an SOP is obtained, which extends the time period during which drilling operations and/or production must be commenced or obtained in order to maintain the Apache Lease, the Parties shall amend the first paragraph of Section I of this Agreement to replace "May 30, 2007" with a date consistent with any extension provided under the MMS-approved SOP or other authority.

Newfield Exploration Company
February 28, 2007
Page 15 of 20


E. Any overriding royalty, production payment, or net profits interest burden that may be created by Apache subsequent to the date of this Agreement other than the ORRI reserved by Apache under this Agreement ("Excess Burdens") shall not burden, in any manner, the interests that Newfield may earn.

F. The Exhibits to this Agreement, listed below, are hereby incorporated herein for all intents and purposes.

           Exhibit "A" - Well Information
           Exhibit "B" - Newfield's Insurance Provisions

If the foregoing terms and conditions are acceptable to Newfield, please execute and return an original to Apache.

Very truly yours,

Apache Corporation

By:  /s/ C. R. Harden
     ----------------
Name:    C. R. Harden
Title: Land Manager - Gulf Coast Region


AGREED TO AND ACCEPTED this day 8th day of March, 2006.

Newfield Exploration Company

By:  /s/ Mark Blumenshine
     --------------------
Name:    Mark Blumenshine
Title:   Vice President

                                   EXHIBIT "A"

         ATTACHED TO AND MADE A PART OF THAT CERTAIN FARMOUT AGREEMENT
           DATED FEBRUARY 28, 2007, BY AND BETWEEN APACHE CORPORATION
                       AND NEWFIELD EXPLORATION COMPANY.

                          WELL INFORMATION REQUIREMENTS
                          -----------------------------
                                 (NON-OPERATED)
                                 --------------

TO:                     Newfield Exploration Company

WELL:                   Eugene Island 346 #7

PROSPECT:               Eugene Island 346

COUNTY/STATE:           Offshore Louisiana

PLEASE SEND THE NUMBER OF COPIES INDICATED ON EACH OF THE DATA LISTED BELOW TO:


                        Apache Corporation
                        2000 Post Oak Blvd., Suite 100
                        Houston, Texas 77056-4400
                        Attn: Joe Young

PRIOR TO SPUDDING
NUMBER OF COPIES
   To Apache                    DATA
   ---------                    ----

        1               Application for Well Permit
        1               Wellsite Survey Plat
        1               Drilling AFE with Drilling Program
        1               Drilling Geological Prognosis
        1               Notice of Spudding

AFTER SPUDDING
NUMBER OF COPIES
   To Apache
   ---------
DATA
----
        1               Daily Well Report:
                        Telecopy to: Joe Young (713) 296-6467
                             AND
                             ---
        2                Mail to: Apache Corporation
                                  2000 Post Oak Blvd., Suite 100
                                  Houston, Texas 77056-4400
                                  Attn: Ms. Kathy Mangum
                                  ----------------------

AFTER SPUDDING
NUMBER OF COPIES
   To Apache                    DATA
   ---------                    ----

        1 Geologist or Mud Logger Reports (If facilities permit, Apache Requires daily transmission of mud log data c/o:
                        Joe Young at (713) 296-6467.

AFTER SPUDDING
NUMBER OF COPIES
   To Apache                    DATA
   ---------                    ----

        1               LAS Format 3.5" floppy disk
        4               DST or FT Data
        4               Field Print of all Log Runs: Lognet Yes
        4               Preliminary Core and Fluid Analyses
        4               Directional Surveys
        1               Notice of Abandonment
        1               Completion Program

DURING COMPLETION
NUMBER OF COPIES
   To Apache                    DATA
   ---------                    ----

        1               All Logs Run After Setting Production Casing
        1               Perforation Records
        1               Complete Description of Stimulation Treatments
        1               Daily Reports During Production

AFTER COMPLETION OR ABANDONMENT
NUMBER OF COPIES
   To Apache                    DATA
   ---------                    ----

        1               Drilling and Completion Reports, DST Charts
        4               Final Copy of:
                           Fluid and Core Analyses
                           Sample Descriptions
                           Paleo
                           Mud Logs
                           Directional Surveys, etc.
        4               Final copies of 1 " and 5" Log Prints 1 Sepia of Film of
                        all Wireline Logs and Tests
        1               Composite LAS Format 3.5" floppy disk
        1               Copies of all Reports Sent to Regulatory Bodies

PRIOR TO LOGGING, PLEASE NOTIFY

Geologist:
----------
                           Joe Young      Office: (713) 296-6567
                                          Home: (281) 360-9568
                                          Cell: (713) 501-9866


Reservoir Engineer:
-------------------
                           Dan Moore      Office: (713) 296-6351
                                          Home: (281) 373-9044
                                          Cell: (281) 627-0312





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                                       3

                                   EXHIBIT "B"

          ATTACHED TO AND MADE A PART OF THAT CERTAIN FARMOUT AGREEMENT
         DATED FEBRUARY 28, 2007, BY AND BETWEEN APACHE CORPORATION AND
                          NEWFIELD EXPLORATION COMPANY.

                         NEWFIELD'S INSURANCE PROVISIONS
                         -------------------------------

     Newfield shall secure and maintain and/or cause its contractors and subcontractors to arrange and maintain the following insurance coverages:

     A. Newfield will ensure that all personnel, whether employees, agents, representatives, consultants, contractors or subcontractors involved with the operations contemplated in this Agreement are covered by Worker's Compensation and Employer's Liability Insurance in accordance with all applicable federal, state and maritime laws (including the Longshoremen's and Harbor Worker's Act and its extension by the Outer Continental Shelf Lands Act, the Death on the High Seas Act and the Jones Act) covering Newfield's personnel, with limits for Employer's Liability Insurance, including Maritime Employer's Liability, of not less than $1,000,000 per occurrence. If applicable, such insurance shall include a territorial extension covering the area of the Gulf of Mexico where the operations under this Agreement are to be performed.

     B. General Liability Insurance, with limits of liability for bodily injury and property damage of not less than $1,000,000 any occurrence. Such insurance shall provide coverage for pollution liability and contractual liability, and should also include the following:
     1. Territorial extension to include coverage for the area of the Gulf of Mexico where the operations under this Agreement are to be performed.
     2. "In rem" endorsement, stating that an action "in rem" shall be treated as a claim against the insured "in personam".

     C. Aircraft Liability insurance for any of Newfield's operations that may require the use of aircraft, including helicopters, secured by either Newfield or the aircraft owner, with a combined single limit of not less than $5,000,000 per occurrence covering public liability, passenger liability, and property damage liability. Such insurance shall cover all owned and non-owned aircraft, including helicopters, used by Newfield or its contractors or subcontractors in connection with its operations contemplated in this Agreement.

     D. Excess liability insurance over the liability insurance policies listed above with limits of not less than $25,000,000.

     E. During any drilling, completion, plugging, workover or recompletion activity on any well drilled hereunder, Operator's Extra Expense insurance, with a minimum limit of $35,000,000, which includes coverage for Control of Well, Pollution Liability and Cleanup, Deliberate Well Firing, Making Wells Safe and voluntary Removal of Wreck/Debris whether such removal is at the request of a government authority or Apache.

     F. Vessel P&I and Hull Insurance secured by Newfield or the vessel owner for all vessels owned, chartered or operated by Newfield, its contractors or subcontractors in performance of operations contemplated in this Agreement secured by either Newfield or the vessel owner. The Hull insurance shall be in an amount equal to the value of the vessel(s), and the P&I insurance shall be in an amount equal to the value of the vessel(s) or $10,000,000, whichever is greater.

     G. With respect to its offshore operations, Newfield shall comply with all applicable governmental regulations including the demonstration of Oil Spill Financial Responsibility for its offshore facilities. Apache has agreed to undertake the obligation to assume OSFR demonstration to the MMS on behalf of Newfield with respect to the operations contemplated herein.

     H.   Operators Care Custody and Control Limit of not less than $2,000,000.



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                                       2